Houlihan Lokey Reports Second Quarter Fiscal 2018 Financial Results

– Record Second Quarter Fiscal 2018 Revenue of $242 million, up 30% Year-Over-Year –
– Second Quarter Fiscal 2018 Diluted EPS of $0.50, up 61% Year-Over-Year –
– Adjusted Second Quarter Fiscal 2018 Diluted EPS of $0.56, up 51% Year-Over-Year –
– Announces Dividend of $0.20 per Share for Third Quarter Fiscal 2018 –

LOS ANGELES and NEW YORK - October 24, 2017 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey”, the “Company”), the global investment bank, today reported financial results for its second quarter ended September 30, 2017. For the second quarter, total revenue grew 30% to a second quarter record of $242 million, as compared with $187 million for the second quarter ended September 30, 2016.
Net income grew 60% to $33 million, or $0.50 per diluted share, for the second quarter ended September 30, 2017, compared with $21 million, or $0.31 per diluted share, for the second quarter ended September 30, 2016. Adjusted net income for the second quarter ended September 30, 2017 grew 50% to $37 million, or $0.56 per diluted share, compared with $25 million, or $0.37 per diluted share, for the second quarter ended September 30, 2016.
"We are pleased to have achieved a record for the second quarter with strong financial performance from all three product lines. We enter the third quarter with a stable M&A environment and strong client confidence which should continue to drive the healthy segments of our business for the second half of the year.  Our pledge to shareholders has not changed since our IPO; we remain committed to making strategic investments to build shareholder value over the long term, and we remain focused in further diversifying our business model to enable us to be successful in varying market environments and geographies,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Fee revenue	$242,183	$186,537	$459,674	$367,311
Operating expenses:
Employee compensation and benefits	161,295	124,902	306,804	246,706
Non-compensation expenses	27,562	26,658	52,671	52,767
Total operating expenses	188,857	151,560	359,475	299,473
Operating income	53,326	34,977	100,199	67,838
Other (income) expense, net	(200)	749	(1,706)	1,657
Income before provision for income taxes	53,526	34,228	101,905	66,181
Provision for income taxes	20,169	13,352	29,304	25,894
Net income attributable to Houlihan Lokey, Inc.	$33,357	$20,876	$72,601	$40,287

Diluted net income per share of common stock	$0.50	$0.31	$1.09	$0.61

Revenues

For the second quarter ended September 30, 2017, total fee revenue grew 30% to $242 million from $187 million for the second quarter ended September 30, 2016. For the quarter, Corporate Finance (“CF”) revenues increased 46%, Financial Restructuring (“FR”) revenues increased 11%, and Financial Advisory Services (“FAS”) revenues increased 12% when compared with the second quarter ended September 30, 2016.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended September 30,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2017	2016	2017	2016
Expenses:
Employee compensation and benefits	$161,295	$124,902	$154,997	$118,426
% of Revenues	66.6%	67.0%	64.0%	63.5%
Non-compensation expenses	$27,562	$26,658	$27,562	$26,658
% of Revenues	11.4%	14.3%	11.4%	14.3%
Total operating expenses	$188,857	$151,560	$182,559	$145,084
% of Revenues	78.0%	81.2%	75.4%	77.8%

Adjusted awarded employee compensation and benefits			$158,630	$121,260
% of Revenues			65.5%	65.0%
(Unaudited and in thousands)

	Six Months Ended September 30,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2017	2016	2017	2016
Expenses:
Employee compensation and benefits	$306,804	$246,706	$294,193	$233,700
% of Revenues	66.7%	67.2%	64.0%	63.6%
Non-compensation expenses	$52,671	$52,767	$52,671	$52,767
% of Revenues	11.5%	14.4%	11.5%	14.4%
Total operating expenses	$359,475	$299,473	$346,864	$286,467
% of Revenues	78.2%	81.5%	75.5%	78.0%

Adjusted awarded employee compensation and benefits			$301,087	$239,668
% of Revenues			65.5%	65.2%

*Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $189 million for the second quarter ended September 30, 2017, an increase of 25% when compared with $152 million in operating expenses for the second quarter ended September 30, 2016. Employee compensation and benefits expenses were $161 million for the second quarter ended September 30, 2017, compared with $125 million for the second quarter ended September 30, 2016. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues for the quarter.
Total adjusted operating expenses were $183 million for the second quarter ended September 30, 2017, an increase of 26% when compared with $145 million in adjusted operating expenses for the second quarter ended September 30, 2016. Adjusted employee compensation and benefits expenses were $155 million for the second quarter ended September 30, 2017, compared with $118 million for the second quarter ended September 30, 2016. The increase in adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues for the quarter. This resulted in an adjusted awarded compensation ratio of 65.5% for the second quarter ended September 30, 2017, compared with 65.0% for the second quarter ended September 30, 2016.
Non-compensation expenses were $28 million for the second quarter ended September 30, 2017, compared with $27 million for the second quarter ended September 30, 2016, an increase of 3%. Non-compensation expenses increased primarily as a result of higher general operating expenses during the second quarter of fiscal 2018.

Segment Reporting for the Second Quarter

For the second quarter ended September 30, 2017, Corporate Finance revenue grew 46% to $146 million, compared with $100 million during the second quarter ended September 30, 2016. The growth in revenues was driven by an increase in the number of closed transactions, as well as an increase in average transaction fees on closed transactions. CF closed 64 transactions in the second quarter, versus 56 transactions in the same quarter last year. Segment profit was $54 million for the second quarter ended September 30, 2017, compared with $28 million for the second quarter ended September 30, 2016. Segment profitability increased as a result of a decrease in employee compensation and benefits expenses as a percentage of revenues and a decrease in non-compensation expenses as a percentage of revenues.

(Unaudited and $ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Corporate Finance
Revenues	$145,821	$100,207	$269,820	$196,243
Segment Profit¹	54,211	27,722	95,786	51,094
# of MDs	94	91	94	91
# of Closed Transactions	64	56	116	104
For the second quarter ended September 30, 2017, Financial Restructuring revenue grew 11% to $63 million, compared with $57 million during the second quarter ended September 30, 2016. The growth in revenues was driven primarily by an increase in the number of closed transactions. FR closed 14 transactions in the second quarter ended September 30, 2017 versus 12 transactions in the second quarter ended September 30, 2016. Segment profit was $8 million for the second quarter ended September 30, 2017, compared with $14 million for the second quarter ended September 30, 2016. Segment profitability decreased as a result of an increase in employee compensation and benefits expenses as a percentage of revenues, partially offset by a decrease in non-compensation expenses as a percentage of revenues.

(Unaudited and $ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Financial Restructuring
Revenues	$63,281	$56,862	$122,310	$113,192
Segment Profit¹	7,840	14,174	18,575	30,878
# of MDs	40	43	40	43
# of Closed Transactions	14	12	32	22
For the second quarter ended September 30, 2017, Financial Advisory Services revenue grew 12% to $33 million, compared with $29 million in the second quarter ended September 30, 2016. Revenues for FAS increased primarily as a result of strong performance by our transaction opinion, transaction advisory, and portfolio valuation businesses and our intellectual property business is off to a strong start. Segment profit was $7 million for both the second quarters ended September 30, 2017 and September 30, 2016. FAS generated 532 fee events in the second quarter ended September 30, 2017, versus 437 fee events during the same quarter last year.

(Unaudited and $ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Financial Advisory Services
Revenues	$33,082	$29,468	$67,545	$57,876
Segment Profit¹	6,729	6,535	15,192	13,270
# of MDs	40	34	40	34
# of Fee Events[2]	532	437	842	701

1.
We adjust the compensation expense for a business segment in situations where an employee residing in one business segment is performing work in another business segment where the revenues are accrued. We account for the compensation expense in the business segment where the employee resides.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000 (one thousand dollars).

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.20 per share of Class A and Class B common stock. The dividend will be payable on December 15, 2017 to stockholders of record as of the close of business on December 4, 2017.

For the second quarter ended September 30, 2017, the Company repurchased 261,991 shares of its common stock in open market purchases at an average price of $35.75 per share, for a total cost of $9.4 million.

As of September 30, 2017, the Company had $306 million of cash and cash equivalents and investment securities, and loans payable aggregating $16 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, October 24, 2017, to discuss its second quarter fiscal 2018 results. The number to call is 1-888-713-3592 (domestic) or 1-719-325-4750 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on October 24, 2017 through October 31, 2017, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 4380863#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.

Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	September 30, 2017	March 31, 2017
	(unaudited)	(audited)
Assets
Cash and cash equivalents	$245,356	$300,314
Restricted cash	—	192,372
Investment securities	60,558	—
Accounts receivable, net of allowance for doubtful accounts	39,355	60,718
Unbilled work in process	34,518	57,682
Income taxes receivable	5,611	—
Receivable from affiliates	8,659	10,913
Property and equipment, net of accumulated depreciation	33,083	30,416
Goodwill and other intangibles	721,534	715,343
Other assets	20,007	17,949
Total assets	$1,168,681	$1,385,707
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$276,690	$336,465
Accounts payable and accrued expenses	39,735	41,655
Deferred income	5,123	3,717
Income taxes payable	—	4,937
Deferred income taxes	31,616	31,196
Forward repurchase liability	—	192,372
Loan payable to affiliate	—	15,000
Loans payable to former shareholders	4,003	5,482
Loan payable to non-affiliate	12,177	12,080
Other liabilities	9,172	12,348
Total liabilities	$378,516	$655,252

Redeemable noncontrolling interest	4,467	3,838

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 24,571,041 and 22,026,811 shares as of September 30, 2017 and March 31, 2017, respectively	25	22
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 42,092,288 and 50,883,299 shares as of September 30, 2017 and March 31, 2017, respectively	42	51
Treasury stock, at cost; 0 and 6,900,000 shares as of September 30, and March 31, 2017, respectively	—	(193,572)
Additional paid-in capital	665,551	854,750
Retained earnings	134,244	87,407
Accumulated other comprehensive loss	(14,164)	(21,917)
Stock subscription receivable	—	(124)
Total stockholders' equity	785,698	726,617
Total liabilities and stockholders' equity	$1,168,681	$1,385,707

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Fee revenue	$242,183	$186,537	$459,674	$367,311

Operating expenses:
Employee compensation and benefits	161,295	124,902	306,804	246,706
Travel, meals, and entertainment	6,229	5,215	11,907	11,145
Rent	6,959	6,702	14,149	13,736
Depreciation and amortization	2,175	2,382	4,149	4,621
Information technology and communications	4,966	4,465	9,242	8,851
Professional fees	3,371	3,074	5,758	5,431
Other operating expenses	3,497	4,115	6,487	7,539
Provision for bad debt	365	705	979	1,444
Total operating expenses	188,857	151,560	359,475	299,473

Operating income	53,326	34,977	100,199	67,838

Other (income) expense, net	(200)	749	(1,706)	1,657
Income before provision for income taxes	53,526	34,228	101,905	66,181

Provision for income taxes	20,169	13,352	29,304	25,894
Net income attributable to Houlihan Lokey, Inc.	$33,357	$20,876	$72,601	$40,287

Weighted average shares of common stock outstanding:
Basic	62,117,998	61,134,501	62,230,177	60,860,138
Fully Diluted	66,907,890	66,816,689	66,640,539	66,582,459
Net income per share of common stock:
Basic	$0.54	$0.34	$1.17	$0.66
Fully Diluted	$0.50	$0.31	$1.09	$0.61

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Fee revenue	$242,183	$186,537	$459,674	$367,311

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$161,295	$124,902	$306,804	$246,706
Less/Plus: Adjustments[1]	(6,298)	(6,476)	(12,611)	(13,006)
Employee Compensation and Benefits (Adjusted)	154,997	118,426	294,193	233,700
Less/Plus: Adjustments[2]	3,633	2,834	6,894	5,968
Employee Compensation and Benefits (Adjusted Awarded)	158,630	121,260	301,087	239,668

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$27,562	$26,658	$52,671	$52,767
Less/Plus: Adjustments	—	—	—	—
Non-Compensation Expenses (Adjusted)	27,562	26,658	52,671	52,767

Operating Income
Operating Income (GAAP)	$53,326	$34,977	$100,199	$67,838
Less/Plus: Adjustments[3]	6,298	6,476	12,611	13,006
Operating Income (Adjusted)	59,624	41,453	112,810	80,844

Other (Income) Expense, net
Other (Income) Expense, net (GAAP)	($200)	$749	($1,706)	$1,657
Less/Plus: Adjustments[4]	166	—	1,552	—
Other (Income) Expense, net (Adjusted)	(34)	749	(154)	1,657

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$20,169	$13,352	$29,304	$25,894
Less/Plus: Adjustments[5]	2,310	2,548	13,604	5,111
Provision for Income Taxes (Adjusted)	22,479	15,900	42,908	31,005

Net Income
Net Income (GAAP)	$33,357	$20,876	$72,601	$40,287
Less/Plus: Adjustments[6]	3,822	3,928	(2,545)	7,895
Net Income (Adjusted)	37,179	24,804	70,056	48,182

Diluted adjusted net income per share of common stock	$0.56	$0.37	$1.05	$0.72

____________________________
Note: Figures may not sum due to rounding.
1. Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($6,298) in Q2 FY18; ($6,476) in Q2 FY17); ($12,611) in YTD FY18; ($13,006) in YTD FY17)).
2. Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during the period plus any unvested grants that were forfeited during the period (($8,676) in Q2 FY18; ($6,213) in Q2 FY17; ($16,063) in YTD FY18; ($12,494) in YTD FY17), and (ii) estimated normal year-end grants of deferred stock during the period ($12,309 in Q2 FY18; $9,047 in Q2 FY17; $22,957 in YTD FY18; $18,462 in YTD FY17).
3. Includes pre-IPO grant vesting, including grants re-awarded following forfeiture, if any.
4. Includes (i) the net gain from the acquisition of the remaining outstanding equity stake of the Australia joint venture ($166 in both Q2 FY18 and YTD FY18), and (ii) the reduction of an earnout liability in YTD FY18 of ($1,386).
5. Includes (i) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation which resulted in a decrease to the provision for income taxes due to the acceleration of vesting of share awards on February 14, 2017 in YTD FY18, and (ii) the tax impact of described adjustments.
6. Consists of the adjustments described above net of the tax impact of described adjustments.